Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Barings Private Equity Opportunities and Commitments Fund

Tendered Pursuant to the Offer to Repurchase

Dated February 13, 2024

The Offer and withdrawal rights will expire on March 29, 2024 and this Letter of Transmittal must be received by

the Fund’s Administrator, by mail or fax, by 11:59 p.m.,

Eastern Time, on March 29, 2024, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Barings Private Equity Opportunities and Commitments Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class 1 / Class 2 / Class 3 / Class 4 shares of beneficial interest in the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated February 13, 2024 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares tendered hereby.

If the undersigned tenders Shares and the Fund purchases those Shares, the undersigned will receive a payment in cash or a non-interest bearing, debt obligation, which may or may not be certificated. The cash payment of the purchase price for the Shares of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired to the account of the financial intermediary of the undersigned from which the subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

VALUATION DATE: March 31, 2024

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), March 29, 2024

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PART 1 – NAME (AS IT APPEARS ON YOUR BARINGS PRIVATE EQUITY OPPORTUNITIES AND COMMITMENTS FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

SSN or Tax ID:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐ Full Repurchase

☐ Partial Repurchase of Shares (please only provide a number of Shares, not a dollar amount)

PART 3 – PAYMENT

Payments will be directed back to the account at your financial intermediary from which your subscription funds were debited. Contact your financial intermediary if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Repurchase dated February 13, 2024 (the “Offer to Repurchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Repurchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE MAIL OR FAX TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Fax: (617) 937-3051

State Street Bank and Trust Company Attn: Barings Private Equity Opportunities and Commitments Fund Transfer Agent, Mailcode OHD1 Box 5493 Boston, MA 02206

Overnight Mail

State Street Bank and Trust Company Attn: Barings Private Equity Opportunities and Commitments Fund Transfer Agent Mailcode OHD1 1 Heritage Drive North Quincy, MA 02171

FOR ADDITIONAL INFORMATION CALL: 1-877-766-0014